As filed with the Securities and Exchange Commission on April 11, 2019

Registration No. 333-201792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	47-2482414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 W. Forsyth St., 7th Floor Jacksonville, FL	32202
(Address of Principal Executive Offices)	(Zip Code)

Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Robert E. Sandlin

President & Chief Executive Officer

200 W. Forsyth St.

7th Floor

Jacksonville, FL 32202

(904) 396-5733

Copies to:

Daniel B. Nunn, Jr.

Nelson Mullins

50 North Laura Street, 41st Floor

Jacksonville, FL 32202

daniel.nunn@nelsonmullins.com

(Name and address of agent for service)

(904) 665- 3601

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 5, 2019, Patriot Transportation Holding. Inc. (the “Registrant”) filed a Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to its Form S-8 filed with the Securities and Exchange Commission on January 30, 2015 (File No. 333-201792) (“Registration Statement”). The Post-Effective Amendment No. 1 was filed in error and should be disregarded. The number of shares of the Registrant’s common stock registered under the Registration Statement remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 5th day of April, 2019.

PATRIOT TRANSPORTATION HOLDING, INC.

By:/s/ Robert E. Sandlin
Robert E. Sandlin
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Matthew C. McNulty hereby appoints the Chief Executive Officer and Chief Financial Officer, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities indicated on this 5th day of April, 2019.

Signature	Title

/s/ Robert E. Sandlin	President, Chief Executive Officer and Director
Robert E. Sandlin	(Principal Executive Officer)

/s/ Matthew C. McNulty	Vice President and Chief Financial Officer
Matthew C. McNulty	(Principal Financial Officer)

*/s/ John D. Klopfenstein	Controller and Chief Accounting Officer
John D. Klopfenstein	(Principal Accounting Officer)

* /s/ John E. Anderson	Director
John E. Anderson

*/s/ Thompson S. Baker	Director
Thompson S. Baker II

*/s/ Edward L. Baker	Director
Edward L. Baker

*/s/ Luke E. Fichthorn III	Director
Luke E. Fichthorn III

Director
Charles D. Hyman

 *Signed on behalf of the individual by Robert E. Sandlin pursuant to Power of Attorney dated January 30, 2015.